                                                                  EXHIBIT (m)(1)

                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                                 (THE "ISSUER")

                                     C CLASS

SECTION 1.        FEES

a.   DISTRIBUTION  FEE. For  purposes of paying  costs and expenses  incurred in providing  the  services  set forth in  SECTION 2 below,  the series of the
     Issuer  identified  on SCHEDULE A (the  "Funds")  shall pay the  investment advisor  engaged  by the Funds  (the  "Advisor"),  as paying  agent for the
     Funds,  a fee equal to 75 basis  points  (0.75%)  per annum of the  average daily  net  assets  of the  shares  of the  Funds' C Class of  shares  (the
     "Distribution Fee").

b.   INDIVIDUAL  SHAREHOLDER  SERVICES  FEE.  For  purposes of paying  costs and expenses  incurred in providing  the services set forth in SECTION 3 below, the Funds shall pay the Advisor, as paying agent for the Funds, a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares  of the  Funds'  C Class  of  shares  (the  "Individual  Shareholder
     Services Fee").

c.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently-existing  or created in the future (a "New
     Fund"),  and the Issuer's  Board of Trustees (the "Board") has approved the
     Plan for such New Fund in the  manner  set forth in SECTION 5 of this Plan, as well as by the then-sole  shareholder  of the C Class shares of such New
     Fund (if required by the Investment Company Act of 1940 (the "1940 Act") or
     rules  promulgated under the 1940 Act), this Plan may be amended to provide that  such New  Fund  will  become  subject  to this  Plan and will pay the
     Distribution  Fee and the  Shareholder  Services  Fee set forth in SECTIONS
     1(A) AND 1(B)  above,  unless  the  Board  specifies  otherwise.  After the adoption of this Plan by the Board with respect to the C Class of shares of the New Fund,  the term "Funds" under this Plan shall  thereafter be deemed to include such New Fund.

d.   CALCULATION AND ASSESSMENT.  Distribution  Fees and Individual  Shareholder
     Services Fees under this Plan will be calculated  and accrued daily by each
     Fund and paid to the  Advisor  monthly  or at such other  intervals  as the
     Issuer and Advisor may agree.

SECTION 2.        DISTRIBUTION SERVICES

a.   The Advisor  shall use the fee set forth in SECTION  1(A) of this Plan,  to pay for services in connection  with any activities  undertaken or expenses incurred by the distributor of the Funds' shares (the "Distributor") or its affiliates  primarily  intended to result in the sale of C Class  shares of the Funds, which services may include,  but are not limited to, (A)

     payment of sales  commission,  ongoing  commissions  and other  payments to brokers, dealers,  financial institutions or others who sell C Class shares of the Funds pursuant to Selling Agreements; (B) compensation to registered representatives  or other employees of Distributor who engage in or support distribution  of the  Funds'  C Class  shares;  (C)  compensation  to,  and expenses (including  overhead and telephone expenses) of, Distributor;  (D)
     printing of prospectuses,  statements of additional information and reports for  other  than  existing  shareholders;  (E)  preparation,  printing  and distribution of sales literature and advertising  materials provided to the
     Funds'  shareholders  and  prospective  shareholders;   (F)  receiving  and
     answering   correspondence   from   prospective   shareholders,   including
     distributing  prospectuses,   statements  of  additional  information,  and
     shareholder  reports;  (G) provision of facilities to answer questions from prospective  investors  about Fund shares;  (H) complying  with federal and state securities laws pertaining to the sale of Fund shares;  (I) assisting investors in completing  application forms and selecting dividend and other account options; (J) providing of other reasonable assistance in connection with the  distribution  of Fund shares;  (K)  organizing  and conducting of sales seminars and payments in the form of  transactional  compensation  or promotional  incentives;  (L)  profit  on the  foregoing;  (M)  payment  of
     "service  fees",  as  contemplated  by the  Conduct  Rules of the  National
     Association  of  Securities  Dealers,  Inc.  ("NASD")  and (N)  such  other distribution  and service  activities as the Issuer  determines may be paid for by the  Issuers  pursuant  to the terms of this Plan and in  accordance with Rule 12b-1 of the 1940 Act.

b.   For purposes of the Plan,  "service fees" shall mean payments in connection with the  provision of personal,  continuing  services to investors in each
     Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and sub-transfer  agent services for beneficial  owners of a Fund's C
     Class shares,  (ii)  aggregating  and  processing  purchase and  redemption orders,  (iii) providing  beneficial owners with account  statements,  (iv)
     processing dividend payments, (v) providing  sub-accounting  services for C
     Class shares held beneficially,  (vi) forwarding shareholder communications to beneficial  owners,  and (vii)  receiving,  tabulating and  transmitting proxies executed by beneficial owners; PROVIDED,  HOWEVER, that if the NASD adopts a  definition  of  "service  fees" for  purposes of Rule 2830 of the
     Conduct Rules of the NASD (or any successor to such rule) that differs from the definition of "service fees" hereunder, or if the NASD adopts a related definition intended to define the same concept,  the definition of "service fees" in this  Section  shall be  automatically  amended,  without  further action of the  parties,  to conform to such NASD  definition.  Overhead and other expenses of Distributor related to its service activities,  including telephone  and  other  communications  expenses,  may  be  included  in the information regarding amounts expended for such activities.

SECTION 3.        INDIVIDUAL SHAREHOLDER SERVICES DEFINED

Advisor may engage third parties to provide individual  shareholder  services to the shareholders of the C Class shares ("Individual Shareholder Services").  The payments  authorized by this Plan are intended to reimburse Advisor for expenses incurred by it as a result of these  arrangements.  Such Individual  Shareholder
Services  and  related  expenses  may  include,  but are  not  limited  to,  (A)
individualized  and  customized  investment  advisory  services,  including  the consideration  of shareholder  profiles and specific goals;  (B) the creation of investment  models and asset  allocation

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models  for  use  by  the  shareholder  in  selecting   appropriate  Funds;  (C)
proprietary  research about  investment  choices and the market in general;  (D)
periodic  rebalancing  of  shareholder  accounts to ensure  compliance  with the selected asset  allocation;  (E)  consolidation  of shareholder  accounts in one place; and (F) other individual services.

SECTION 4.        EFFECTIVENESS

This  Plan  has been  approved  by the  vote of both  (a) the  Board,  and (b) a majority  of those  members who are not  "interested  persons" as defined in the
1940 Act (the  "Independent  Members"),  and initially  became  effective May 1,
2001.

SECTION 5.        TERM

This Plan will  continue  in full force and effect for a period of one year from the date hereof, and successive  periods of up to one year thereafter,  provided that each such  continuance is approved by a majority of (a) the Board,  and (b)
the Independent Members.

SECTION 6.        REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Advisor shall provide to the Board,  and the  Independent  Members will review and approve in exercise of their fiduciary duties, at least quarterly,  a written  report of the  amounts  expended  under this Plan by the  Advisor  with respect to the C Class shares of each Fund and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7.        TERMINATION

This Plan may be  terminated  without  penalty at any time with respect to the C
Class shares of any Fund by the vote of a majority of the Board,  by the vote of a majority  of the  Independent  Members,  or by the vote of a  majority  of the outstanding  shares of the C Class of that  Fund.  Termination  of the Plan with respect  to the C Class  shares  of one  Fund  will  not  affect  the  continued
effectiveness of this Plan with respect to the C Class shares of any other Fund.

SECTION 8.        AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for in SECTION 5 hereof,  and such amendment is further approved by a majority of the outstanding  shares of the Fund's C Class, and no other material  amendment to the Plan will be made unless approved in the manner  provided for approval and annual renewal in SECTION 5 hereof;  PROVIDED,
HOWEVER,  that a new  Fund  may be  added by the  Issuer  upon  approval  by the
Issuer's Board by executing a new Schedule A to this Plan.

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SECTION 9.        RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

     IN WITNESS  WHEREOF,  the Issuer has adopted  this Plan as of  September 4,
2007.

                                       AMERICAN CENTURY CALIFORNIA TAX-FREE
                                        AND MUNICIPAL FUNDS

                                        By:  /s/  Charles A. Etherington
                                             -----------------------------------
                                              Charles A. Etherington
                                              Senior Vice President

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                                   SCHEDULE A

                          FUNDS OFFERING C CLASS SHARES

FUNDS                                                        DATE PLAN ADOPTED
-----                                                        -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
>>  California High-Yield Municipal                          May 1, 2001
>>  California Long-Term Tax-Free Fund                       September 27, 2007

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